Exhibit 10.2

EXECUTION VERISON

INVESTORS’ rIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 2, 2021, by and among Astra Space, Inc., a Delaware corporation (the “Target”), Holicity Inc., a Delaware corporation (prior to the Effective Time, “Holicity” and, at and after the Effective Time, the “Company”) and certain Persons signatory hereto (and each other Person who, after the date hereof, acquires capital stock of the Company (or prior to the Closing, Holicity or the Target) and becomes party to this Agreement by executing a Joinder Agreement (such Persons, the “Stockholders”)).

WHEREAS, the Target and certain of the signatories hereto are parties to that certain Second Amended and Restated Investors’ Rights Agreement of the Company, dated as of January 28, 2021 (the “Target Investors’ Rights Agreement”);

WHEREAS, Holicity and certain of the signatories hereto are parties to that certain Registration Rights Agreement of Holicity, dated as of August 4, 2020 (the “Holicity’s Registration Rights Agreement”);

WHEREAS, Holicity and the Target are entering into a Business Combination Agreement with each other and Holicity Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holicity (“Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Target, with the Target surviving the merger (such agreement as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Transaction”);

WHEREAS, as inducement for Holicity, the Target and Merger Sub to enter into the Business Combination Agreement, the Target and the Stockholders who are the Investors and Founders (as each term is defined in the Target Investors’ Rights Agreement) will agree that, effective at the Effective Time, the Target Investors’ Rights Agreement and certain other agreements with the Target will terminate and be of no further force and effect; and

WHEREAS, as inducement for Holicity, the Target and Merger Sub to enter into the Business Combination Agreement, Holicity and the Stockholders who are the Sponsor and the Holders (as each term is defined in Holicity’s Registration Rights Agreement) will agree that, effective at the Effective Time, Holicity’s Registration Rights Agreement will terminate and be of no further force and effect.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, that parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions.

The following definitions shall apply to this Agreement:

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Governing Documents” means the certificate of incorporation and bylaws of the Company and as the same may be amended, modified, supplemented or restated from time to time.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“Business Combination Agreement” has the meaning set forth in the recitals.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States of America are authorized or required by Applicable Law to close.

“Class A Common Stock” means the shares of Class A common stock, with par value of $0.0001 per share, of the Company.

“Class B Common Stock” means the shares of Class B common stock, with par value of $0.0001 per share, of the Company.

“Closing” means the closing of the Transaction.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means Class A Common Stock and Class B Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or other equity interests or otherwise in connection with a settlement of other equity interests, a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the preamble.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Demanding Holders” has the meaning set forth in Section 5.02(a).

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning ascribed to it in the Business Combination Agreement.

“Effectiveness Deadline” has the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a transaction covered by Rule 145 under the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Founders” means Chris C. Kemp and Adam P. London.

“Founder Lock-up Period” has the meaning set forth in Section 2.01(b).

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

“Holicity’s Registration Rights Agreement” has the meaning set forth in the recitals.

“Interest” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Liens” has the meaning set forth in the Business Combination Agreement.

“Lock-up Periods” has the meaning set forth in Section 2.01(c).

“Maximum Number of Securities” has the meaning set forth in Section 5.02(c).

“Merger Sub” has the meaning set forth in the recitals.

“Merger Shares” means shares of Common Stock issued by Holicity at the Closing pursuant to Section 3.01(c) of the Business Combination Agreement (or issued in connection with the exercise of options exchanged under Section 3.05(a) of the Business Combination Agreement).

“Merger Warrants” means PubCo Warrants (as defined under the Business Combination Agreement) as assumed and converted by Holicity at the Closing pursuant to Section 3.05(b) of the Business Combination Agreement.

“Minimum Amount” has the meaning set forth in Section 5.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record, and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Commission under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 5.03(a).

“Private Placement Warrants” has the meaning ascribed to it in the registration statements, reports, schedules, forms, statements and other documents filed as of the date first set forth above by Holicity with the Commission.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) Common Stock; (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (iii) any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company and (iv) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”) with no volume, current public information or other restrictions, requirements or limitations; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii) fees and expenses of compliance with securities or blue sky laws;

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Company;

(v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(vi) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Pendrell Holicity Holdings Corporation.

“Sponsor Lock-up Period” has the meaning set forth in Section 2.01(a).

“Sponsor Parties” means Sponsor’s Affiliates and the current or former holders of equity interests in Sponsor.

“Sponsor Representative” means Steve Ednie or such other person appointed to such capacity by Sponsor from time to time.

“Sponsor Shares” means shares of Common Stock owned, directly or indirectly, by Sponsor or its Affiliates immediately following the Closing, that were issued by Holicity at the Closing upon conversion of shares of Class B Common Stock of Holicity issued prior to Holicity’s initial public offering. For the avoidance of doubt, Sponsor Shares do not include warrants to acquire shares of Common Stock held by Sponsor or any shares issued upon the exercise of such warrants.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Suspension Period” has the meaning set forth in Section 5.04(d).

“Target” has the meaning set forth in the preamble.

“Target Investors’ Rights Agreement” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Business Combination Agreement, and any other agreements related to the Transactions.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person; provided, that any pledge of Interests (but not any other Transfer upon foreclosure under any such pledge) made in connection with a margin loan that has been approved under, or is not otherwise in violation of, the Company’s insider trading policy shall not constitute a “Transfer” for purposes of Section 2.01 of this Agreement.

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II.
RESTRICTIONS ON TRANSFER

Section 2.01 General Restrictions on Transfer.

(a) Except as set forth in Section 2.02, from the Effective Date, each Stockholder agrees that it, he or she shall not Transfer any Sponsor Shares until the earlier of (i) the first anniversary of the Closing and (ii) following the Closing, if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing (the “Sponsor Lock-up Period”).

(b) Except as set forth in Section 2.02, from the Effective Date, each Founder agrees that he shall not Transfer any Merger Shares until the earlier of (i) the first anniversary of the Closing and (ii) following the Closing, if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing (the “Founder Lock-up Period”).

(c) From the Effective Date, each Stockholder that is not the Sponsor or any of its Affiliates or the Founders agrees that it, he or she shall not Transfer any Merger Shares until the date that is six months following the Closing (such period, together with the Sponsor Lock-up Period and the Founder Lock-Up Period, the “Lock-up Periods”).

(d) Following the expiration of the applicable Lock-up Periods, the Sponsor Shares or Merger Shares owned by any Stockholder may be sold without restriction under this Agreement, other than the restrictions set forth in Section 2.03(c) below.

Section 2.02 Permitted Transfers.

(a) Transfer to Company. The provisions of Section 2.01 shall not apply to any Transfer by any Stockholder pursuant to a merger, consolidation or other business combination of the Company that has been approved by the Company’s board of directors.

(b) Transfers for Estate Planning. Notwithstanding Section 2.01, any Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder, shall be permitted to make the following Transfers:

i. any Transfer of shares of Common Stock by such Stockholder to its Family Group without consideration or to a charitable organization; provided, that no further Transfer by such member of such Stockholder’s Family Group or by such charitable organization may occur without compliance with the provisions of this Agreement; and

ii. upon the death of any Stockholder who is a natural Person, any distribution of any such shares of Common Stock owned by such Stockholder by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 2.02(b)(ii) shall only be permitted if a Transfer to such transferee would have been permitted if the original Stockholder had been the transferor.

(c) Transfers to Affiliates. Notwithstanding Section 2.01, each Stockholder shall be permitted to Transfer from time to time any or all of the Common Stock owned by such Stockholder to any of its wholly-owned Affiliates or to a person or entity wholly owning such Stockholder. Notwithstanding Section 2.01, Sponsor shall be permitted to Transfer (via a distribution in accordance with the terms of its operating agreement) from time to time any or all of the Common Stock owned by Sponsor to any of its members, and any member of the Sponsor which is an entity shall be permitted to Transfer from time to time any or all of the Common Stock received by it from the Sponsor to the beneficial owners of any of its equity, securities or assets, who are parties to this Agreement or who become party to this Agreement by executing a Joinder Agreement.

(d) Transfers to Qualified Stockholders. Notwithstanding Section 2.01, each Qualified Stockholder (as such term is defined in the Amended and Restated Governing Documents) shall be permitted to Transfer from time to time any or all shares of Class B Common Stock owned by such Qualified Stockholder to a Permitted Transferee (as such term is defined in the Amended and Restated Governing Documents) of such Qualified Stockholder.

Section 2.03 Miscellaneous Provisions Relating to Transfers.

(a) Legend. In addition to any legends required by Applicable Law, each certificate representing Sponsor Shares or Merger Shares, as applicable, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS’ RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS’ RIGHTS AGREEMENT.”

(b) Prior Notice. Prior notice shall be given during the applicable Lock-up Period to the Company by the transferor of any Transfer of any Common Stock permitted by Section 2.02(b) through Section 2.02(c). Prior to consummation of any such Transfer during the applicable Lock-up Period, or prior to any Transfer pursuant to which rights and obligations of the transferor under this Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Stockholder of any of its Common Stock in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Stockholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations (as a Stockholder) under this Agreement, of the transferor thereof.

(c) Compliance with Laws. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock except as permitted under the Securities Act and other Applicable Laws.

(d) Null and Void. Any attempt to Transfer any Common Stock that is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records (as applicable) to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

(e) Removal of Legends. In connection with the written request of a Stockholder, following the expiration of the applicable Lock-up Period, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Stockholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock, and the Company shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the Registration Statement for such Company Equity Interests has not been suspended pursuant to Section 5.04 hereof or as otherwise required by the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144, or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, the Company, upon the written request of the Stockholder or its permitted transferee and the provision by such person of an opinion of reputable counsel reasonably satisfactory to the Company and the Company’s transfer agent, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend (except for the provision of the legal opinion by the Stockholder or its permitted transferee to the transfer agent referred to above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Business Days following the delivery by any Stockholder or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to the Company and the transfer agent, deliver or cause to be delivered to the holder of such Company Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company and each other Stockholder as of the date of this Agreement (or, in the case of a Stockholder executing a Joinder Agreement, as of such date) that:

(a) if such Stockholder is not a natural Person, such Stockholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Stockholder, and that such Stockholder has duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the Business Combination Agreement or any Ancillary Agreement (as defined in the Business Combination Agreement);

(e) the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to such Stockholder, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party and which has not been obtained prior to or on the date of this Agreement (or, in the case of a Stockholder executing a Joinder Agreement, as of such date);

(f) except for this Agreement, the Business Combination Agreement or any Ancillary Agreement (as defined in the Business Combination Agreement), such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Company Equity Interests, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Stockholder); and

(g) such Stockholder has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Section 3.02 Representations and Warranties of the Company and the Target. Each of the Company and the Target hereby represents and warrants to each Stockholder that as of the date of this Agreement:

(a) each of the Company and the Target is duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance by the Company and the Target of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Company and the Target, and the Company and the Target have duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of the Company and the Target, enforceable against the Company and the Target in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by the Company and the Target and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the Business Combination Agreement or any Ancillary Agreement (as defined in the Business Combination Agreement);

(e) the execution, delivery and performance by the Company and the Target of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Company or the Target, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Company or the Target is a party;

(f) except for this Agreement, the Business Combination Agreement or any Ancillary Agreement (as defined in the Business Combination Agreement), neither the Company nor the Target has entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with any Stockholder); and

(g) neither the Company nor the Target has entered into, and each agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Article IV.
TERM AND TERMINATION

Section 4.01 Effectiveness.

(a) Notwithstanding the date first set forth above or anything else herein to the contrary, the parties hereto agree that other than the acknowledgements set forth in Section 6.16(b) which shall be effective as of the date first set forth above, this Agreement shall not become effective until the Effective Time, at which time this Agreement shall be effective automatically without any further action by the parties hereto. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, then this Agreement shall be automatically null and void ab initio.

(b) Each party hereto acknowledges and agrees that, upon the effectiveness of this Agreement, the right of first refusal provisions contained in any prior agreement between the Target and any stockholder(s) of the Target prior to the effectiveness of this Agreement shall be immediately terminated.

Section 4.02 Termination.

(a) Following the Effective Time, this Agreement shall terminate upon the earliest of:

i. the date on which none of the Stockholders hold any Common Stock;

ii. the dissolution, liquidation, or winding up of the Company; or

iii. upon the unanimous agreement of the Stockholders.

(b) The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not affect:

i. the existence of the Company or the Target;

ii. the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

iii. the rights which any Stockholder may have by operation of law as a stockholder of the Company or the Target (as applicable); or

iv. the rights contained herein which are intended to survive termination of this Agreement.

(c) The following provisions shall survive the termination of this Agreement: this Section 4.02, Section 5.05, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.09, Section 6.10, Section 6.13. and Section 6.16.

Article V.

Registration Rights

Section 5.01 Registration Statement.

The Company shall, as soon as practicable after the Closing, but in any event within thirty (30) days following the Effective Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 5.01 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “review” the Registration Statement) after the Effective Date and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 5.01 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Stockholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 5.01 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 5.01 to remain effective (and to replace such Registration Statement with a Registration Statement on Form S-3 once available to the Company), and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 5.01, but in any event within three (3) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 5.01 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

Section 5.02 Underwritten Offering.

(a) In the event that, following the expiration of the applicable Lock-up Period, any Stockholder, individually or together with additional Stockholders, elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expects aggregate gross proceeds in excess of $50,000,000 (the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Stockholder (any such Stockholder a “Demanding Holder” and, collectively, the “Demanding Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Demanding Holders, which such Underwriter or Underwriters shall be reasonably acceptable to the Company, and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one (1) Underwritten Offering at the request or demand of the Sponsor Representative (acting on behalf of Sponsor or any Sponsor Party); provided, further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 5.02.

(b) Notice. Except in the case of an “overnight” or a “bought” offering, in which case no notice to, or participation by, other Stockholders shall apply, the Company shall give written notice to each other Stockholder within one (1) Business Day regarding any such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder. In connection with any Underwritten Offering contemplated by this Section 5.02, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 5.05) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(c) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

i. first, the Registrable Securities of the Demanding Holders and other Stockholders who have elected to participate in the Underwritten Offering pursuant to Section 5.02(a) and Section 5.02(b), pro rata based on the respective number of Registrable Securities that each Demanding Holder and other Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and other Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

ii. second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

iii. third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(d) A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 5.02 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, in the event the Demanding Holder is the Sponsor Representative, such Underwritten Offering shall not be considered an Underwritten Offering for purposes of the first proviso set forth in Section 5.02(a). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 5.02(d).

Section 5.03 Piggyback Registration Rights.

(a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (other than by Stockholders pursuant to Section 5.02(a) hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) Business days after receipt of such written notice (and in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of Section 5.03(c).

(b) Subject to Section 5.03(c), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 5.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 5.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(c) If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 5.01 and 5.02, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

i. If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:

(A) first, shares of Common Stock or other equity securities that the Company desires to sell for the Company’s account, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 5.02 and 5.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities

ii. If the Registration is pursuant to a request by persons or entities other than the Stockholders or the Company, then the Company shall include in any such Registration

(A) first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 5.02 and 5.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

iii. Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5.03.

(d) For purposes of clarity, any Registration effected pursuant to Section 5.03 hereof shall not be counted as a Registration effected under Section 5.02 hereof.

Section 5.04 Company Procedures.

(a) General Procedures. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

i. prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

ii. prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

iii. prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

iv. cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

v. provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.  advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

vii. at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

viii. notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 6.04(c) hereof;

ix. permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, brokers or placement agents of the Stockholders, attorney or accountant in connection with the Registration, including but not limited to providing any due diligence materials and participating in any customary due diligence sessions requested by such parties; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

x. obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter, brokers or placement agents of the Stockholders may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

xi. on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal and negative assurance matters with respect to the Registration in respect of which such opinion or negative assurance letter is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

xii. in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

xiii. make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

xiv. if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

xv. otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b) Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c) Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d) Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). Notwithstanding the foregoing obligations, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would, in the good faith judgment of the chief executive officer or chief financial officer of the Company after consultation with outside legal counsel; (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) require the inclusion in such Registration Statement of financial statements that are not available to the Company for reasons beyond the then current control of the Company, then the Company shall have the right to delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly), for a period of not more than forty-five (45) days after notice to the Stockholders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period or for more than ninety (90) total calendar days in any twelve (12) month period; and provided further that, other than an Excluded Registration, the Company shall not register any securities for its own account or that of any other stockholder of the Company during the period under which the Company is exercising its rights under this sentence. In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of notice from the Company, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 5.04(d).

(e) Reporting Obligations. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 5.05 Indemnification and Contribution.

(a)  The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, brokers or placement agents of the Stockholders, their officers and directors and each person who controls such Underwriters, brokers or placement agents of the Stockholders (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b) In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under Section 5.05 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 5.05(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.05(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 5.05(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.05(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.05(e) from any person who was not guilty of such fraudulent misrepresentation.

(f) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each of the Underwriters, brokers or placement agents of the Stockholders, each of whom is an intended third-party beneficiary of this Section 5.05.

Section 5.06 Miscellaneous Registration Rights Provisions.

(a) Prior to the expiration of the Lock-up Period, as applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with such Transfer of Registrable Securities pursuant to Section 2.02.

(b) Other Current Registration Rights. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

(c) Other Future Registration Rights. The Company hereby covenants that it shall not grant any registration rights to any other Person following the date hereof should such registration rights be more favorable than the registration rights provided to the Stockholders under this Agreement, including but not limited to providing any rights (1) that limit the ability of the Stockholders to require an Underwritten Offering under Section 5.02 hereof, (2) to receive notice of, and participate in, any Offering for which notice, and the right to participate, is not provided to the Stockholders under this Agreement, and (3) that allow such Person to include Common Stock in a Registration that would diminish the amount of Registrable Securities that are entitled to be included in such registration by Stockholders exercising their rights to register their Registrable Securities pursuant to Section 5.02 and Section 5.03 hereof.

Article VI.
MISCELLANEOUS

Section 6.01 Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 6.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or email or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communication shall (i) if being sent to a Stockholder, be sent to the address for such Stockholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to the Company, to the addresses indicated below:

Astra Space, Inc.

1900 Skyhawk Street

Alameda CA 94501

Attention: Chris C. Kemp

Email: chris@astra.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl P. Marcellino; Paul D. Tropp

Facsimile: (646) 728-1523

Email: carl.marcellino@ropesgray.com; paul.tropp@ropesgray.com

Section 6.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04 Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 6.05 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.06 Entire Agreement.

This Agreement and the Amended and Restated Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Amended and Restated Governing Document, the Stockholders and the Company shall, to the extent permitted by Applicable Law, amend such Amended and Restated Governing Document to comply with the terms of this Agreement.

Section 6.07 Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by each of (a) the Company, (b) the Sponsor Representative on behalf of the Sponsor and (c) the Stockholders holding a majority in interest of the Registrable Securities at the time in question; provided, however, that no such amendment shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder; provided, further, that no amendment to any provision that exclusively relates to the Sponsor, its Affiliates or the Sponsor Representative shall be effective without the written consent of the Sponsor Representative; and provided, further, that any amendment to or waiver of any provision of this Agreement shall also require the written consent of each Stockholder for so long as such Stockholder and its affiliates hold, in the aggregate, at least five percent (5%) of the Common Stock outstanding at the time of such proposed amendment or waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Agreement (or this Section 6.07) to the contrary, the restrictions on Transfer set forth in Section 2.01 and Section 2.02 of this Agreement (including the Lock-up Periods) may (and may only) be amended, modified or waived with the prior written consent of each of (i) the Company, and (ii) the Sponsor Representative on behalf of the Sponsor; provided, that (x) any such amendment, modification or waiver shall not be more restrictive, taken as a whole, to the Stockholders and (y) no such amendment, modification or waiver shall be effective unless the terms thereof apply to all Stockholders pro rata based on the aggregate number of Sponsor Shares and Merger Shares held by them immediately prior to such amendment, modification or waiver.

Section 6.08 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Stockholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted assignee or transferee in compliance with Article II hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 6.09 No Third-Party Beneficiaries.

Except as provided in Section 5.05(f) hereof, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 6.11 Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 6.12 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.13 Jurisdiction and Venue; Waiver of Jury Trial.

Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.14 Additional Securities Subject to Agreement.

Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 6.15 Further Assurances.

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 6.16 Termination of Other Arrangements.

(a) On the Effective Date, each of the agreements set forth on Schedule 1 are and will be automatically terminated without requiring any further action in connection therewith notwithstanding any provisions purported to survive a termination thereof.

(b) Each Stockholder that is a stockholder of the Target as of the date hereof hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the Company of the Transactions, including the Merger (as defined in the Business Combination Agreement), that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) irrevocably and unconditionally waives any and all rights (including any rights under the agreements set forth on Schedule 1) such stockholder may have with respect to the conversion of shares of Class A common stock of the Target held by the Founders into shares of Class B common stock of the Target and the subsequent exchange of such Class B common stock, along with all the shares of the Founders preferred stock, for Class B Common Stock by virtue of the Merger, in each case, pursuant to the terms of exchange agreements, if any, entered into between such stockholders of the Target and the Target, and (iii) irrevocably and unconditionally waives any and all rights (including any rights under the agreements set forth on Schedule 1) such stockholder may have with respect to the exchange of shares of Class A common stock of the Target for Class A Common Stock by virtue of the Merger.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

HOLICITY INC.

By:	/s/ Steve Ednie
	Name:	Steve Ednie
	Title:	Chief Financial Officer

TARGET:

ASTRA SPACE, INC.

By:	/s/ Chris C. Kemp
	Name:	Chris C. Kemp
	Title:	Chief Executive Officer

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

TARGET FOUNDERS:

Chris C. Kemp

By:	/s/ Chris C. Kemp
(Signature)

Adam P. London

By:	/s/ Adam P. London
(Signature)

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

By:	/s/ Kelyn Brannon
Name:	Kelyn Brannon

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

By:	/s/ Martin Attiq
Name:	Martin Attiq

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

A/NPC HOLDINGS LLC

By:	/s/ Nomi M. Bergman
Name:	Nomi M. Bergman
Title:	President

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

SHERPAVENTURES FUND II, LP

By: SherpaVentures Fund II GP, LLC, its General Partner

By:	/s/ Scott A. Stanford
Name:	Scott A. Stanford
Title:	Managing Director

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

CANAAN X L.P.
By: Canaan Partners X LLC, its General Partner

By:	/s/ Deepak Kamra
Name:	Deepak Kamra
Title:	Manager

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

OATV III L.P.

By:	/s/ Mark Jacobsen
Name:	Mark Jacobsen
Title:	Managing Director of its General Partner

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

ETHOS FUND I, LP

By:	/s/ John Andreini
Name:	John Andreini
Title:	Manager

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

ETHOS ASTRA, LLC

By:	/s/ John Andreini
Name:	John Andreini
Title:	Manager

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

AIRBUS VENTURES FUND III, L.P.

By: Airbus Ventures GP III, Inc., its General Partner

By:	/s/ Thomas d’Halluin
Name:	Thomas d’Halluin
Title:	President

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

STOCKHOLDERS:

NA’-NUK INVESTMENT FUND, L.P.

By: MCM Alaska, LLC, in respect of Series 1, its Manager
By: McKinley Capital Management, LLC, its Manager

By:	/s/ Deborah Lamb
Name:	Deborah Lamb
Title:	Authorized Officer for Manager and GP

[Signature Page to Investors’ Rights Agreement]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Investors’ Rights Agreement dated as of [●], 2021 (as the same may be amended from time to time, the “Investors’ Rights Agreement”) among Holicity Inc., a Delaware corporation (the “Company”), Astra Space, Inc., a Delaware corporation (the “Target”), and the Stockholders (as defined thereto).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Investors’ Rights Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Investors’ Rights Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired the Common Stock (to the extent permitted by the Investors’ Rights Agreement) as if it had executed the Investors’ Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investors’ Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _________________, 202[   ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

SCHEDULE 1

TERMINATED CONTRACTS

Agreement Name

1.	Second Amended and Restated Investors’ Rights Agreement, dated January 28, 2021, by and among the Target and certain of its stockholders
2.	Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated January 28, 2021, by and among the Target and certain of its stockholders
3.	Amended and Restated Voting Agreement, dated January 28, 2021, by and among the Target and certain of its stockholders
4.	Registration Rights Agreement, dated August 4, 2020, by and among Holicity, Pendrell Holicity Holdings Corporation and the other holders party thereto
5.	Letter Agreement, dated August 4, 2020, by and among Holicity, its officers, its directors and Pendrell Holicity Holdings Corporation